UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011 (October 19, 2011)

RURBAN FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

(419) 783-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2011, the Board of Directors of Rurban Financial Corp. (the “Company”), upon the recommendation of the Governance and Nominating Committee, elected Lynn “Zac” Isaac as a Director on the Board of Directors of Rurban and The State Bank and Trust Company. Mr. Isaac will also serve as a member of the Governance Committee and Executive Loan Committee. Mr. Isaac’s term as a Director will expire at the annual meeting of shareholders in 2013.

Mr. Isaac brings to Rurban over 30 years experience in real estate development and management, general law and accounting, having held executive level lending and general counsel positions for prior banking institutions. He currently holds the title of Executive Vice President of Isaac Property Company, where he is active in the development of commercial real estate and management projects throughout Northwest Ohio.  He is an experienced attorney, having practiced general corporate law at a firm in Cincinnati, and has provided general counsel and management assistance in commercial loans and property asset restructuring for financial institutions in Texas.  He holds a J.D. from Ohio Northern University Law School and was a member of the Law Review and an A.B. degree in Accounting and Economics from Duke University.

Mr. Isaac is a very active member of his community and various organizations. He is a member of the Toledo and Ohio State Bar Association’s, is currently serving as Chairman of the Board of Directors for the Toledo Zoo, is a member of the board of AAA Northwest Ohio and the Village of Ottawa Hills Zoning Commission, is Chairman of the Building Committee for Epworth United Methodist Church and was a past chairman of its Finance Committee; he has also been a past chairman of The Defiance College, and Junior Achievement of Northwest Ohio.

The Company’s Board of Directors has determined that Mr. Isaac and his immediate family members do not have and have not had any relationships or transactions (and no such relationships or transactions are presently expected) with the Company or any of the Company’s subsidiaries, either directly or indirectly, that (a) would be inconsistent with the determination that Mr. Isaac satisfies the independence standards specified in the applicable rules of The NASDAQ Stock Market and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”), including Rule 10A-3 under the Securities Act of 1934, as amended, or (b) would require disclosure under Item 404(a) of SEC Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: October 25, 2011	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and Chief Financial Officer